Exhibit 10.1

SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (this “Agreement”), dated as of January 18, 2024, is entered into by and among Bowen Acquisition Corp, a Cayman Islands exempted company (the “Parent”), Qianzhi Group Holding (Cayman) Limited, a Cayman Islands corporation (“NewCo”), and the undersigned shareholder of NewCo (the “Shareholder”). Each of the Parent, NewCo and the Shareholder is referred to herein as a “Party”, and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, in connection with this Agreement, Parent, NewCo, Bowen Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”) and Shenzhen Qianzhi BioTech Company Limited, a company incorporated in the People’s Republic of China and a wholly owned subsidiary of NewCo (the “Company”), are entering into an Agreement and Plan of Reorganization (as amended or modified from time to time, the “Merger Agreement”), dated as of January 18, 2024;

WHEREAS, as of the date hereof, the Shareholder is the record or “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of ordinary shares of NewCo (“NewCo Ordinary Shares,” and together with any other equity or other securities having a right to vote on, consent to or otherwise approve the Transactions, including the Merger Agreement, or any other matters necessary or reasonably requested by NewCo for the consummation of the Transactions and the other transactions contemplated by the Merger Agreement, the “Voting Securities”) set forth on Schedule 1 of this Agreement (the “Owned Shares”; and such Owned Shares, together with (1) any additional Voting Securities in which the Shareholder has as of the date hereof or acquires after the date hereof record or beneficial ownership, including any acquisition by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, and (2) any additional Voting Securities with respect to which such Shareholder has as of the date hereof or acquires after the date hereof the right to vote through a proxy, the “Covered Shares”); and

WHEREAS, as an inducement to the Parent, Merger Sub, NewCo and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, NewCo and the Shareholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Shareholder, solely in the Shareholder’s capacity as a shareholder of NewCo, shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares, to validly execute a written consent in respect of all of the Shareholder’s Covered Shares approving the Transactions, including the Merger Agreement, and any other matters necessary or reasonably requested by NewCo for the consummation of the Transactions and the other transactions contemplated by the Merger Agreement, and shall deliver such written consent to NewCo on (or effective as of) the third (3rd) Business Day following the date that the execution version of the written consent is delivered by NewCo to the Shareholder. In addition, without limiting the foregoing, prior to the Termination Date (as defined herein), the Shareholder, in its capacity as a shareholder of NewCo, at any meeting of the shareholders of NewCo (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of NewCo, shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted at such meeting, all of such Shareholder’s Covered Shares in favor of (or execute and return, or cause to be executed and returned, a written consent, with respect to all of such Shareholder’s Covered Shares, to) the Transactions, the adoption of the Merger Agreement, and any other matters necessary or reasonably requested by NewCo for the consummation of the Transactions and the other transactions contemplated by the Merger Agreement;

(c) in any other circumstances upon which a consent or other approval is required under the Charter Documents of NewCo or otherwise sought with respect to the Merger Agreement or the other transactions contemplated by the Merger Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof;

(d) vote, or cause to be voted at such meeting, all of such Shareholder’s Covered Shares against (or withhold, or cause to be withheld, written consent, with respect to all of such Shareholder’s Covered Shares, to) (i) any Company Competing Transaction and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Transactions or any of the other transactions contemplated by the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of NewCo under the Merger Agreement, or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement; and

(e) not exercise, or cause to be not exercised, any right to dissent from the Merger pursuant to section 238 of the Cayman Companies Act.

The obligations of the Shareholder specified in this Section 1 shall apply whether or not the Transactions or any action described above is recommended by the board of directors of NewCo or the board of directors of NewCo has previously recommended the Transactions but changed such recommendation.

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2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees to not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of the Parent, NewCo and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 12 through 20 shall survive the termination of this Agreement.

4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Parent, as of the date hereof and as of the date of any vote, consent or approval specified in Section 1, as follows:

(a) Except as disclosed on Schedule 2 hereto, such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to vote such Shareholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the Charter Documents of NewCo). As of the date hereof, other than the Owned Shares set forth on Schedule 1, such Shareholder does not own beneficially or of record any Voting Securities (or any securities convertible into Voting Securities) or any interest therein.

(b) Such Shareholder, in each case except as provided in this Agreement, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

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(c) Such Shareholder affirms that such Shareholder has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with the terms hereof.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Transactions or the other transactions contemplated by the Merger Agreement.

(e) The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Transactions and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Charter Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Legal Requirement to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Transactions or the other transactions contemplated by the Merger Agreement.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending or threatened against such Shareholder that, in any manner, questions the beneficial or record ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g) The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Parent and NewCo to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently, based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that the Parent and NewCo have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Shareholder are irrevocable.

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(h) The Shareholder understands and acknowledges that the Parent and NewCo are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Parent or NewCo is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in his, her or its capacity as a shareholder or, on behalf of such Shareholder in her capacity as a shareholder.

5. Certain Covenants of the Shareholder. Except in accordance with the terms of this Agreement, the Shareholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Shareholder shall not, and, to the extent applicable, shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Company Competing Transaction, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Company Competing Transaction, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Competing Transaction, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Company Competing Transaction, or (v) resolve or agree to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, (i) such Shareholder shall not be responsible for the actions of NewCo or the board of directors of NewCo (or any committee thereof), any subsidiary of NewCo, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “NewCo Related Parties”), (ii) such Shareholder makes no representations or warranties with respect to the actions of any of NewCo Related Parties, and (iii) any breach by NewCo of its obligations under Section 5.12 (No Solicitation) of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Shareholder or his, her or its representatives (other than any such representative that is a Company Related Party) shall remain responsible for any breach by such Shareholder or his, her or its representatives of this Section 5(a)).

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(b) The Shareholder shall not, prior to the Termination Date, (except in each case pursuant to the Merger Agreement), (i) directly or indirectly, (a) sell, transfer, encumber, assign, hedge, swap, convert or otherwise dispose of (including by Transactions (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Legal Requirement or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of such Shareholder or to another Shareholder of NewCo (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Parent and NewCo, to assume all of the obligations of such Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve such Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to such Shareholder’s Covered Shares shall be null and void.

(c) Shareholder hereby authorizes the Parent and NewCo to maintain a copy of this Agreement at either the executive office or the registered office of the Parent and NewCo.

6. Further Assurances. From time to time, at the Parent’s or NewCo’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Parent, the Parent’s Affiliates, the Sponsor, NewCo, NewCo’s Affiliates or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. The Shareholder hereby authorizes NewCo and the Parent to publish and disclose in any announcement or disclosure required by the SEC such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement; provided that, to the extent practicable, NewCo and Parent provide the Shareholder with advance notice of such requirement and an opportunity to review and reasonably comment on such disclosure.

8. Changes in Capital Shares. In the event (i) of a share split, share dividend or distribution, or any change in NewCo Ordinary Shares or any other Voting Securities by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any NewCo Ordinary Shares or any other Voting Securities or (iii) the Shareholder acquires the right to vote or share in the voting of any NewCo Ordinary Shares or any other Voting Securities, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

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9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Parent, NewCo and the Shareholder.

10. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

11. Notices. Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with confirmation of receipt, (iii) one (1) business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Shareholder, to:

Xiaoqin Lin

1705, Block B, KK 100 Building

5016 East Shennan Road

Luoho District, Shenzhen

Guangdong Province, 51800

Peoples Republic of China

Attention: Xiaoqin Lin

Email: 395644267@qq.com

with a copy (which shall not constitute notice) to:

Liangwen Wang

1705, Block B, KK 100 Building

5016 East Shennan Road

Luoho District, Shenzhen

Guangdong Province, 51800

Peoples Republic of China

Attention: Liangwen Wang

Email: 275267023@qq.com

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if to NewCo, to:

Qianzhi Group Holdings (Cayman) Limited

1705, Block B, KK 100 Building

5016 East Shennan Road

Luoho District, Shenzhen

Guangdong Province, 51800

Peoples Republic of China

Attention: Xiaoqin Lin, Chief Executive Officer; Liangwen Wang, Chief Financial Officer

Email: 395644267@qq.com (Lin); 275267023@qq.com (Wang)

with a copy (which shall not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, NY 10006

Attention: Chengying Xiu, Esq.; Steven L. Glauberman, Esq.

Email: jxiu@beckerlawyers.com; sglauberman@beckerlawyers.com if to the Parent, prior to the Closing, to:

Bowen Acquisition Corp

420 Lexington Ave, Suite 2446

New York, NY 10170

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Ave, 44th Floor

New York, NY 10174

Attention: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.; Eric Schwartz, Esq.

Email: dmiller@graubard.com; jgallant@graubard.com; eschwartz@graubard.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Parent or NewCo any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to such Shareholder, and the Parent and NewCo shall have no authority to direct such Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement; Time of Effectiveness. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Merger Agreement is executed and delivered by the Parent and NewCo.

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14. No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Parent and NewCo in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Parties.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to any choice or conflict of law provision or rule. The Parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the State of New York for the purpose of any action, directly or indirectly, arising out of, relating to, or in connection with this Agreement brought by any Party; (b) agrees that service of process will be validly effected by sending notice in accordance with Section 11; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such action, any claim, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of New York; (iii) such action is brought in an inconvenient forum; (iv) that the venue of such action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such action to a court other than any of the above-named courts. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE (AND SHALL CAUSE THEIR SUBSIDIARIES AND AFFILIATES TO WAIVE) THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR ANY TRANSACTION DOCUMENT (INCLUDING ANY SCHEDULE OR EXHIBIT HERETO AND THERETO) OR THE BREACH, TERMINATION OR VALIDITY OF SUCH AGREEMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF SUCH AGREEMENTS. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE TRANSACTIONS, ANY TRANSACTION DOCUMENT, OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 15. NO PARTY OR REPRESENTATIVE OF ANY PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 15 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES

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16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may (a) be assigned by the Shareholder in whole or in part (whether by operation of law or otherwise) without the prior written consent of the Parent and NewCo or (b) be assigned by the Parent or NewCo in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) NewCo or the Parent, respectively, and (ii) the Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Shareholder’s obligations to vote her Covered Shares as provided in this Agreement, in any state or federal court located in the State of New York, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of NewCo, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of such Shareholder, or any Affiliate, employee or designee of such Shareholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of NewCo (or any subsidiary of NewCo) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of NewCo or any subsidiary of NewCo. The Shareholder shall solely be required to perform her obligations hereunder in her individual capacity.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

BOWEN ACQUISITION CORP

By:	/s/ Na Gai
Name:	Na Gai
Title:	Chairwoman

QIANZHI GROUP HOLDING (CAYMAN) LIMITED

By:	/s/ Xiaoqin Lin
Name:	Xiaoqin Lin
Title:	Director

SHAREHOLDER

/s/ Xiaoqin Lin
Xiaoqin Lin

LIN XIAO QIN INVESTMENT HOLDING CO., LTD

[Signature Page to Shareholder Voting Agreement]

Schedule 1

Name	Number of Shares Held	Percentage of issued Shares (rounded up to three decimal places)	Share Class	Entry Date
LIN XIAO QIN INVESTMENT HOLDING CO., LTD	39,061	78.122%	Ordinary	14 August 2023

Schedule 2

None